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                                                                    EXHIBIT 23.1

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-38285) of Vision Twenty-One, Inc. and Subsidiaries of our report dated July 1, 1997, except as to Note 10, which is as of August 19, 1997 relating to the consolidated financial statements of BBG-COA, Inc., which appears in the Report on Form 10-Q of Vision Twenty-One, Inc. and Subsidiaries for the quarter ended September 30, 1997.




/s/ PRICE WATERHOUSE LLP

Fort Lauderdale, Florida
November 13, 1997